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                                                                EXHIBIT 99.14(c)


                       [CHAPMAN AND CUTLER LETTERHEAD]

                               October 17, 1996


Nuveen Flagship Multistate Trust I
333 West Wacker Drive
Chicago, Illinois 60606

        Re:     Reorganization of Nuveen Arizona Tax-Free Value Fund
                                     and
                   Flagship Arizona Double Tax Exempt Fund


Ladies and Gentlemen:

        We have acted as Special Arizona counsel for Nuveen Flagship Multistate Trust I, a Massachusetts business Trust (the "Fund"), concerning a Registration Statement of the Fund on Form N-14 (Registration Nos. 333-09521 and 811-07747) with respect to shares of the Fund, as indicated in the Registration Statement. We hereby consent to the filing of this letter as an exhibit to such Registration Statement and to the reference to our firm under the caption "TAX MATTERS -- STATE TAX MATTERS" in the Statement of Additional Information which is related to such Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                                Very truly yours

                                                CHAPMAN AND CUTLER

                                                \s\ Chapman and Cutler

JSOverdorff
JSO/lsb